Date: 12/7/2012

Reference: ר/128

To:

Rosetta Genomics Ltd.

10 Plaut Street

Rehovot 76706

Israel

Dear Sir/Madam,

Re: Rosetta Genomics Ltd.

1.     We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company's Registration Statement on Form F-3 (the “Registration Statement”) filed under the United States Securities Act of 1933, as amended (the “1933 Act”), with respect to a proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement and as shall be set forth in one or more supplements to the Prospectus ("Prospectus Supplement(s)"), of up to $75,000,000 aggregate dollar amount of any or all of the following securities (the "Securities"):

1.1. ordinary shares, par value NIS 0.6 per share of the Company (the “Ordinary Shares”);

1.2. debt securities, in one or more series (the “Debt Securities”), which may be senior notes or subordinated notes and may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee

David Magriso

Joseph Benkel

Ofer Zuzovsky

Shmuel Galinka

Nir Oren

Einat Weidberg

Zohar Barzilai

Gilad Shapiro

Eli Cohen

Ofer Larisch*

Ronen Tsioni

Nirit Avtalion

Calanit Bar

Nir Shamri

Moshe Mizrachi

Amir On

Amir Frankl

Barak Ben-Arye

________

Orly Katzir

Miri Elia-Kush

Dekel Vaizer

Rinat Dvash

Tzahi Harel

Sandra Manor-Richter

Maya Koubi Bara-nes

Oded Navon

Inbal Raz

Ofir Semo Bareket

Shiri Shapiro

Tal Efraty

Omer Asaf

Maya Kaplan Sharir

Hilla Lev

Tamar Monovitch

Omer Tzur

Shay Fitusy

Eyal Ron

Adi Buki

Tomer Biran

Michal Peled

Amichai Perry

Hila Rinot

Sigal Rozen Rechav**

Yochay Shapiro

Anat Keidar

Liran Welcman

Michael Vitan

Sivan Noymark-Zuriel

________

Orly Tal - Of Counsel**

Michal Goren Miller

* Admitted - NewYork Bar &

England and Wales

** CPA

1.3.	warrants to purchase Ordinary Shares and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); and

1.4.	units consisting of Ordinary Shares, Debt Securities and/or Warrants for the purchase of Ordinary Shares and/or Debt Securities in one or more series (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

2.	In connection with this opinion, we have examined and relied exclusively, without independent investigation or verification, upon the Registration Statement and the exhibits thereto, including the forms of Indenture, and upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth.

3.	In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4.	In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

2

5.	Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6.	This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7.	We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

8.	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

3

9.	We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will be the valid and legally binding obligation of the applicable Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (3) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the applicable unit agent, enforceable against such party in accordance with its terms.

10.	We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company and the applicable Trustee; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (3) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the applicable unit agent; and (4) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

11.	Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the the Registration Statement under the 1933 Act, we are of the opinion that:

11.1.	With respect to the Ordinary Shares, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, including the specific authorization for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the 1933 Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Ordinary Shares has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder, (iv) if the applicable Ordinary Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable Ordinary Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Ordinary Shares have been duly established in conformity with the Company’s then operative Articles of Association and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Ordinary Shares have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Ordinary Shares will be validly issued, fully paid and non-assessable.

4

11.2.	With respect to the Debt Securities, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Debt Securities, the terms of the offering thereof and related matters, including the specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the 1933 Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (vii) the Indenture relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

5

11.3.	With respect to the Warrants, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Warrants and of any Ordinary Shares and/or Debt Securities Issuable upon the exercise of such Warrants, the terms of the offering thereof and related matters, including specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the 1933 Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

11.4.	With respect to the Units, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, including specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the 1933 Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) an appropriate Prospectus Supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the 1933 Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will be validly issued and will entitle the holders thereof to the rights specified under the Unit Agreements.

6

12.	The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and/or the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; (v) the effect of statute of limitations; (v) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws and (vi) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

7

13.	We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. With respect to our opinion as to the Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are authorized and available for issuance and that the consideration for the issuance and sale of the Ordinary Shares (Debt Securities convertible into Ordinary Shares or Warrants exercisable for Ordinary Shares) is in an amount that is not less than the nominal value of the Ordinary Shares. We have also assumed that any Warrants and Units offered under the Registration Statement, and the related Warrant Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

14.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended or the rules and regulations promulgated thereunder.

15.	This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

16.	This opinion is being delivered to you solely for your information in connection with the above matter and may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Sincerely yours,

/s/ Raved, Magriso, Benkel & Co.

Raved, Magriso, Benkel & Co.

Advocates & Notaries

8